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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                SKYMALL, INC.
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            (Exact name of registrant as specified in its charter)


          Nevada                                                 86-0651100
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(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)


1520 East Pima Street, Phoenix, Arizona                             85034
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(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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      None
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                         -----------------------------
                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

        Information respecting the shares of Common Stock to be registered hereunder is incorporated by reference to the Registrant's Form S-1 Registration Statement No. 333-14539 under the caption "Description of Capital Stock."

Item 2.  Exhibits.

Exhibit No.             Description                        Method of Filing
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  1               Articles of Incorporation                        *

  2               Bylaws                                           *

  3               Specimen Common Stock Certificate                *

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*    Incorporated by reference to the Exhibits to Form S-1 Registration
     Statement No. 333-14539.






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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                SKYMALL, INC.


Dated:  October 30, 1996                 By  /s/ David A. Wirthlin
                                           -------------------------------
                                                 David A. Wirthlin
                                                 Chief Financial Officer






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